UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 4, 2007 (October 2, 2007)

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-52013	20-0640002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
5 Penn Plaza (4th Floor), New York, New York 10001
(Address of principal executive offices, including zip code)
(212) 246-6700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 4, 2007, Town Sports International Holdings, Inc. (the “Company”) announced that Robert Giardina, the Chief Executive Officer of the Company will resign from his position with the Company due to personal and health reasons. Mr. Giardina’s resignation will be effective October 31, 2007. He will continue to serve as a member on the Board of Directors of the Company (the “Board”) and will work with the Company in an advisory capacity. Alexander Alimanestianu, President of the Company, will succeed Mr. Giardina as the Company’s Chief Executive Officer, effective November 1, 2007. In connection with his impending promotion, the size of the Board was increased on October 2, 2007 to nine (9) persons, and Mr. Alimanestianu was elected by the Board to fill the newly created Board position.
     A copy of the Company’s press release announcing the foregoing is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
     In connection with his departure, the Company entered into a letter agreement with Mr. Giardina, dated October 4, 2007 (the “Letter Agreement”). The Letter Agreement provides that, in exchange for a release of claims against the Company and its affiliates, Mr. Giardina will receive, as severance, (i) an amount equal to his current base salary through March 31, 2008, payable in accordance with the payroll policies of the Company, (ii) his annual bonus for fiscal year 2007 (which bonus will be payable at such time as bonuses are paid to the Company’s employees generally), (iii) the continuation of health and dental coverage for five years, with the Company continuing to pay the same portion of the premiums as it does for current employees, and (iv) lifetime memberships at the Company’s fitness clubs for Mr. Giardina, his wife and two daughters.
     The Letter Agreement also provides that Mr. Giardina will provide consulting services for the Company from April 1, 2008 through March 31, 2009 in consideration for $5,000 per month. The consulting arrangement is terminable by the Company or Mr. Giardina upon 30 days’ prior notice. Mr. Giardina also has agreed to forfeit the 50,000 stock options that were granted to him on August 7, 2007.
     The Letter Agreement also provides that Mr. Giardina will be subject to: (a) a covenant not to compete for a period of two (and, in certain instances, three) years following the later of (i) the end of the consulting period and (ii) the conclusion of Mr. Giardina’s service as a member of the Board of Directors (the “Restricted Period”); (b) a covenant not to solicit employees and consultants during the Restricted Period; and (c) a covenant not to solicit customers or suppliers and a covenant not to disclose confidential information during the consulting term and at all times thereafter.
     In connection with his promotion as Chief Executive Officer, the base salary of Mr. Alimanestianu (who also will remain President) will be increased from $411,963 to $484,345, effective November 1, 2007.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

99.1	Company’s Press Release, dated October 4, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Registrant)

Date: October 4, 2007	By:	/s/ Richard Pyle

Richard Pyle
Chief Financial Officer

EXHIBIT INDEX

99.1	Company’s Press Release, dated October 4, 2007